Exhibit 10.83

SECOND AMENDMENT TO

PHYSICIAN EMPLOYMENT AGREEMENT

This Second Amendment to Physician Employment Agreement (the “Agreement”) dated and effective October 1, 2006 is by and between 21st Century Oncology, Inc. (“21st Century”) and Michael J. Katin, M.D. (the “Employee”).

WITNESSETH

WHEREAS, 21st Century and Employee are parties to a Physician Employment Agreement dated April 1, 2004 (the “Agreement”);

WHEREAS, the parties amended the Agreement as of November 1, 2004;

WHEREAS, the parties desire to further amend the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The Agreement is hereby deemed amended as follows:

Section 3. COMPENSATION. of the Agreement is amended to decrease the annual base salary of Employee to Seven Hundred Thousand Dollars ($700,000.00).

2. Except as set forth above, the Agreement shall in all respects continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. This Agreement may be signed in one or more counterparts and by facsimile, all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the date set forth herein.

21ST CENTURY ONCOLOGY, INC.		EMPLOYEE

By:	/s/ Daniel E. Dosoretz, M.D.	/s/ Michael J. Katin, M.D.
Name:	Daniel E. Dosoretz, M.D.	Michael J. Katin, M.D.
Title:	President and Chief Executive Officer